UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant toss.240.14a-12



                          United Industrial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          -------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

          -------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

          -------------------------------------------

      (5) Total fee paid:

          -------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:______________________________________________

     (2)   Form, Schedule or Registration Statement No.:________________________

     (3)   Filing Party:________________________________________________________

     (4)   Date Filed:__________________________________________________________

                          UNITED INDUSTRIAL CORPORATION

--------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS                         OCTOBER 8, 2003
--------------------------------------------------------------------------------


TO THE SHAREHOLDERS OF
 UNITED INDUSTRIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Industrial Corporation will be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on the 8th day of October, 2003, at 10:00 A.M., for the following purposes:

          1. To elect two (2) directors to serve until the Annual Meeting of Shareholders in 2006.

          2. To consider and act upon a proposal to amend the Company's 1994 Stock Option Plan, as amended, and approve the compensation provided for thereunder.

          3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2003.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record on the books of the Company at the close of business on August 29, 2003 will be entitled to notice of, and to vote at, the meeting The stock transfer books will not be closed. See the "Miscellaneous" section of the accompanying Proxy Statement as to the place where the list of shareholders may be examined.

     Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the Annual Meeting, please sign, date and return the enclosed Proxy to ensure that your shares are voted. A return envelope which requires no postage if mailed in the United States, is enclosed for your convenience.

                                       By Order of the Board of Directors

                                                Susan Fein Zawel
                                                    SECRETARY

September 5, 2003


--------------------------------------------------------------------------------
                        PLEASE MAIL YOUR PROXY . . . NOW!

                                    IMPORTANT

WE HOPE THAT YOU CAN ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT DO SO PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY.
--------------------------------------------------------------------------------

                          UNITED INDUSTRIAL CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON OCTOBER 8, 2003

     This Proxy Statement is furnished to shareholders of United Industrial Corporation (the "Company") in connection with the solicitation of Proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders of the Company to be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on October 8, 2003, at 10:00 A.M. Shareholders of record at the close of business on August 29, 2003 will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

     Shareholders who execute Proxies may revoke them at any time before they are voted by either giving written notice of such revocation to the Secretary of the Company or by attending the meeting and voting in person. When a Proxy is received, properly executed, prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms thereof.

     The complete mailing address of the Company's principal executive offices is 124 Industry Lane, Hunt Valley, Maryland 21030. The approximate date on which this Proxy Statement and the form of Proxy were first sent or given to the shareholders of the Company was September 5, 2003. The Annual Report of the Company for the year ended December 31, 2002, including audited financial statements, has been sent to each shareholder.


                                  VOTING RIGHTS

     On August 29, 2003, there were outstanding and entitled to vote 13,413,018 shares of Common Stock. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date of August 29, 2003. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall constitute a quorum.

     At the record date, more than 5% of our outstanding Common Stock was beneficially owned by each of the persons named in the following table, except that the information as to Kennedy Capital Management, Inc. is as of December 31, 2002 and is based upon information furnished to us by such entity in a
Schedule 13G, and the information as to Steel Partners II, L.P. is based upon information furnished to us by such entity in a Schedule 13D.

                      NAME AND ADDRESS OF        AMOUNT AND NATURE OF    PERCENT
TITLE OF CLASS         BENEFICIAL OWNER          BENEFICIAL OWNERSHIP   OF CLASS
--------------------------------------------------------------------------------
Common Stock    Kennedy Capital Management, Inc.      1,595,450(1)        11.9%
                10829 Olive Boulevard
                St. Louis, Missouri 63141

Common Stock    Steel Partners II, L.P.               1,582,050           11.8%
                590 Madison Avenue
                32nd Floor
                New York, New York 10022

----------
(1) Kennedy Capital Management, Inc., a registered investment advisor, has sole voting power as to 1,550,650 shares of Common Stock and sole dispositive power as to 1,595,450 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of August 29, 2003, the number of shares of our Common Stock beneficially owned by each of our directors, each nominee for director, each executive officer named in the Summary Compensation Table below, and by all of our directors and executive officers as a group. Except as otherwise indicated all shares are owned directly.

                                                     AMOUNT AND
                                                NATURE OF BENEFICIAL   PERCENT
    NAME OR GROUP                                  OWNERSHIP(1)(2)    OF CLASS
    -------------                               --------------------  --------
    Thomas A. Corcoran .........................             0           0%
    Richard R. Erkeneff ........................       646,000           4.75%
    Harold S. Gelb .............................        40,000          (3)
    Paul J. Hoeper .............................         7,000          (3)
    Glen M. Kassan .............................        10,000          (3)
    General Paul X. Kelley .....................             0           0%
    Warren G. Lichtenstein .....................     1,597,050(4)       11.89%
    James H. Perry .............................       101,425          (3)
    Joseph S. Schneider ........................        35,000          (3)
    Frederick M. Strader .......................        96,666          (3)
    Robert W. Worthing .........................        99,014(5)       (3)
    Susan Fein Zawel ...........................       409,709(6)        3.04%
    All directors and executive officers
      as a group, consisting of 10 persons .....     3,041,864          21.68%

----------
(1) The information as to securities owned by directors, nominees and executive officers was furnished to the Company by such directors, nominees and executive officers. Includes units in the Company's 401(k) plan, which consist of shares of Common Stock and cash.

(2) Includes shares which the following persons have the right to acquire within 60 days through the exercise of stock options: Mr. Erkeneff, 175,000 shares; Mr. Gelb, 35,000 shares; Mr. Hoeper, 5,000 shares; Mr. Kassan, 10,000 shares; Mr. Lichtenstein, 15,000 shares; Mr. Perry, 95,333 shares; Mr. Schneider, 30,000 shares; Mr. Strader, 96,666 shares (assuming, with respect to 41,666 of such shares, shareholder approval of the proposed amendment to the stock option plan); Mr. Worthing, 89,333 shares; Ms. Fein Zawel, 63,666 shares; and all directors and executive officers as a group, 614,998 shares.

(3)  Less than 1%.

(4) All of such shares are owned by Steel Partners II, L.P. ("Steel") (other than Mr. Lichtenstein's stock options). Mr. Lichtenstein is the Chairman of the Board, Secretary and Managing Member of the general partner of Steel. Mr. Lichtenstein disclaims beneficial ownership of the shares owned by Steel, except to the extent of his pecuniary interest therein.

(5) Does not include 500 shares of Common Stock owned by Mr. Worthing's spouse, as to which he disclaims beneficial ownership.

(6) Includes 11,440 shares of Common Stock owned by Ms. Fein Zawel's spouse, 4,772 shares of Common Stock owned by Ms. Fein Zawel jointly with her spouse, and 32,634 shares of Common Stock held in trust for her minor children.

                            I. ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting to hold office until the Annual Meeting in 2006 and until their successors are elected and qualified. The nominees unanimously recommended by the Board of Directors of the Company are Thomas A. Corcoran and General Paul X. Kelley, each of whom has consented to be so named in this Proxy Statement and to serve as directors if elected. Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that persons named in the Proxy will vote for the election of such persons as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election. Neither Mr. Corcoran nor Mr. Kelley is presently a member of the Board of Directors.

     Directors are elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting. Shareholders have cumulative voting rights with respect to the election of directors. Under cumulative voting, each shareholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, two votes per share). A shareholder may cast all of such votes for a single nominee or distribute them between the nominees, as he or she wishes, either by so marking the ballot at the meeting or by specific voting instructions sent to the Company with a signed Proxy. Unless authority to vote for any one or more of the nominees for director is withheld, it is the intention of the persons named in the accompanying Proxy to cumulatively vote the Proxies in such manner as will elect as directors as many of the persons who have been nominated by the Board of Directors as possible. If you withhold your vote for an individual nominee, all of your cumulative votes will be voted for the other nominee.

     The following table sets forth certain information with respect to the nominees and each director whose term does not expire in 2003. Except as otherwise indicated, each nominee and director has held his or her present principal occupation for the past five years.

                             AGE (AT                                     BECAME
        NAME             AUGUST 1, 2003)       PRINCIPAL OCCUPATION     DIRECTOR
        ----             ---------------       --------------------     --------

 NOMINEES FOR ELECTION TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2006

Thomas A.  Corcoran .....       59         President of Corcoran
                                           Enterprises, LLC, a
                                           management consulting firm
                                           (since January 2001); Chief
                                           Executive Officer of Gemini
                                           Air Cargo, Inc., a global
                                           air cargo company (since
                                           January 1,2001); President
                                           and Chief Executive Officer
                                           of Allegheny Technologies
                                           Incorporated, a specialty
                                           materials producer
                                           (September 1999 to December
                                           2000); President and Chief
                                           Operating Officer of the
                                           Space and Strategic Missiles
                                           sector of Lockheed Martin
                                           Corporation, an advanced
                                           technology company
                                           (September 1998 to September
                                           1999); President and Chief
                                           Operating Officer of the
                                           Electronics sector of
                                           Lockheed Martin (April 1995
                                           to September 1998);
                                           President of the Electronics
                                           Group of Martin Marietta
                                           Corporation, a predecessor
                                           of Lockheed Martin (1993 to
                                           1995); various management
                                           positions, including Vice
                                           President and General
                                           Manager, with the Aerospace
                                           segment of General Electric
                                           Company (1983 to 1993);
                                           Director of L-3
                                           Communications Holdings,
                                           Inc., REMEC, Inc., and a
                                           member of the Board of
                                           Trustees of Stevens
                                           Institute of Technology and
                                           the Wings Club.

                             AGE (AT                                     BECAME
        NAME             AUGUST 1, 2003)       PRINCIPAL OCCUPATION     DIRECTOR
        ----             ---------------       --------------------     --------

General Paul X. Kelley ...      74         Chairman of American Battle
                                           Monuments Commission, an
                                           independent agency of the
                                           Executive Branch of the
                                           Federal Government (since
                                           2001); Partner of J.F.
                                           Lehman & Company, an
                                           investment firm (since
                                           1998); Commandant of the
                                           Marine Corps and member of
                                           the Joint Chiefs of Staff
                                           (1983 to 1987); Director of
                                           Saul Centers, Inc., Sturm
                                           Ruger & Company, Inc., and
                                           OAO Technology Solutions,
                                           Inc.

            INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 2004

Warren G. Lichtenstein ...      38         Chairman of the Board,         2001
                                           Secretary and Managing
                                           Member of Steel Partners,
                                           L.L.C., the general partner
                                           of Steel Partners II, L.P.,
                                           a private investment firm
                                           ("Steel") (since January
                                           1996); Chairman and a
                                           director of Steel Partners,
                                           Ltd. ("Old Ltd."), the
                                           general partner of Steel
                                           Partners Associates, L.P.,
                                           which was the general
                                           partner of Steel (from 1993
                                           to December 1995);
                                           acquisition/risk arbitrage
                                           analyst at Ballantrae
                                           Partners, L.P., a private
                                           investment partnership
                                           formed to invest in risk
                                           arbitrage, special
                                           situations and undervalued
                                           companies (from 1988 to
                                           1990); director (since 1994
                                           and Chairman of the Board
                                           since 1995) and the Chief
                                           Executive Officer (since
                                           1995) of Gateway Industries,
                                           Inc. ("Gateway"), a provider
                                           of database development and
                                           Web site design and
                                           development services;
                                           director of WebFinancial
                                           Corporation
                                           ("WebFinancial"), a consumer
                                           and commercial lender (since
                                           1996) and its President and
                                           Chief Executive Officer
                                           (since December 1997);
                                           director and the President
                                           and Chief Executive Officer
                                           of Steel Partners Ltd. ("New
                                           Ltd."), a management and
                                           advisory company that
                                           provides management services
                                           to Steel and other
                                           affiliates of Steel (since
                                           June 1999) and its Secretary
                                           and Treasurer (since May
                                           2001); President of Steel
                                           Partners Services, ("SPS"),
                                           a management and advisory
                                           company (from October 1999
                                           to March 2002); SPS provided
                                           management services to Steel
                                           and other affiliates of
                                           Steel until March 2002, when
                                           New Ltd. acquired the rights
                                           to provide certain
                                           management services from
                                           SPS; Chairman of the Board

                             AGE (AT                                     BECAME
        NAME             AUGUST 1, 2003)       PRINCIPAL OCCUPATION     DIRECTOR
        ----             ---------------       --------------------     --------

                                           of Directors of Caribbean
                                           Fertilizer Group Ltd.
                                           ("Caribbean Fertilizer"), a
                                           private company engaged in
                                           the production of
                                           agricultural products in
                                           Puerto Rico and Jamaica
                                           (since June 2000); director
                                           of ECC International Corp.
                                           ("ECC"), a manufacturer and
                                           marketer of
                                           computer-controlled
                                           simulators for training
                                           personnel to perform
                                           maintenance and operator
                                           procedures on military
                                           weapons; Chairman of the
                                           Board (since January 2002),
                                           director (from 1993 to 1997)
                                           and Chief Executive Officer
                                           (since February 2002) of SL
                                           Industries Inc., a designer
                                           and manufacturer of power
                                           electronics.

Joseph S. Schneider .....       51         President of JSA Partners,     1998
                                           Inc., a consulting firm in
                                           the aerospace and defense
                                           industry (since September
                                           1997); Consultant with A.T.
                                           Kearney, a subsidiary of
                                           Electronic Data Systems
                                           Corporation (September 1995
                                           to March 1997); President of
                                           EDS/JSA International, Inc.,
                                           a management consulting firm
                                           (August 1994 to September
                                           1995) and successor company
                                           to JSA International, Inc.
                                           of which he was President
                                           (1981-1994); Chairman and
                                           Co- founder of JSA Research,
                                           Inc., an independent
                                           aerospace and defense
                                           research firm serving
                                           institutional investors
                                           (since 1993).

                             AGE (AT                                     BECAME
        NAME             AUGUST 1, 2003)       PRINCIPAL OCCUPATION     DIRECTOR
        ----             ---------------       --------------------     --------

            INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 2005

Richard R. Erkeneff .....       67         Former President and Chief     1995
                                           Executive Officer of the
                                           Company and AAI Corporation,
                                           a subsidiary of the Company
                                           ("AAI") (retired as of
                                           August 1, 2003); Senior Vice
                                           President of the Aerospace
                                           Group at McDonnell Douglas
                                           Corporation, an aerospace
                                           firm (January to November
                                           1993); and President (March
                                           1992 to October 1992) and
                                           Executive Vice President
                                           (1988 to 1992) of McDonnell
                                           Douglas Electronics Systems
                                           Company.

Glen M. Kassan ..........       60         Executive Vice President of    2002
                                           New Ltd. (since March 2002);
                                           Executive Vice President of
                                           SPS (from June 2001 to March
                                           2002) and Vice President
                                           (from October 1999 to May
                                           2001); Vice Chairman of the
                                           Board of Directors of
                                           Caribbean Fertilizer (since
                                           June 2000); Vice President,
                                           Chief Financial Officer and
                                           Secretary of WebFinancial
                                           (since June 2000); Chairman
                                           and Chief Executive Officer
                                           (from 1997 to 1998) of Long
                                           Term Care Services, Inc., a
                                           privately owned healthcare
                                           services company which Mr.
                                           Kassan co-founded in 1994
                                           and initially served as Vice
                                           Chairman and Chief Financial
                                           Officer; director (since
                                           January 2002) and President
                                           (since February 2002) of SL
                                           Industries Inc.

     None of the directors or nominees is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except as set forth above.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 2002, 2001 and 2000 of the chief executive officer and each of the other executive officers of the Company whose annual compensation exceeded $100,000.

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                              ANNUAL COMPENSATION                 AWARDS
                                ---------------------------------------------- ------------
                                                                                SECURITIES
                                                              OTHER ANNUAL      UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR  SALARY($)  BONUS($)  COMPENSATION($)(1)    OPTIONS    COMPENSATION($)(2)
  ---------------------------    ----  ---------  --------  ------------------  ----------   ------------------

Richard R. Erkeneff ............ 2002   528,000    369,116                             --          30,618
   President and Chief           2001   484,000     96,871                             --          27,300
   Executive Officer of the      2000   440,000         --                             --          21,238
   Company and AAI, retired*

James H. Perry ................. 2002   262,600    246,021                         10,000          23,045
   Vice President, Chief         2001   250,120     10,468                         10,000          20,157
   Financial Officer and         2000   200,720         --                         21,000          14,652
   Treasurer of the Company
   and AAI

Robert W. Worthing ............. 2002   275,558    259,033                         10,000          32,309
   Vice President and General    2001   265,158     11,097                         10,000          27,316
   Counsel of the Company        2000   220,043         --                         21,000          20,821
   and AAI

Susan Fein Zawel ............... 2002   200,000    190,444                          5,000          25,837
   Vice President Corporate      2001   200,000      8,370                          5,000          21,066
   Communications, Secretary     2000   170,512         --                          9,000          15,063
   and Associate General
   Counsel of the Company

----------
* Mr. Erkeneff retired as President and Chief Executive Officer of the Company and AAI effective August 1, 2003. Mr. Erkeneff was succeeded by Frederick M. Strader as of such date.

(1) The aggregate amount of other compensation represents perquisites that exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(2) All amounts under this heading represent employer match contributions made to the Company's 401(k) plan and contributions to the Company's Retirement Plan.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during 2002 to the named executives.

                                                                                   POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                           ----------------------------------------------------       ANNUAL RATES OF
                            NUMBER OF  % OF TOTAL                                        STOCK PRICE
                           SECURITIES    OPTIONS                                      APPRECIATION FOR
                           UNDERLYING  GRANTED TO  EXERCISE OR                           OPTION TERM
                             OPTIONS  EMPLOYEES IN BASE PRICE                      --------------------
NAME                         GRANTED   FISCAL YEAR  ($/SHARE)  EXPIRATION DATE      5% ($)     10% ($)
------------               ---------- ------------ ----------- ----------------    -------     -------
James H. Perry ............  10,000        8        19.05      March 1, 2012(1)    119,825     303,657
Robert W. Worthing ........  10,000        8        19.05      March 1, 2012(1)    119,825     303,657
Susan Fein Zawel ..........   5,000        4        19.05      March 1, 2012(1)     59,912     151,829

----------
(1) One-third of the options are exercisable upon the first anniversary of the date of grant, which was March 1, 2002, an additional one-third of the options are exercisable upon the second anniversary of the date of grant and the balance of the options are exercisable upon the third anniversary of the date of grant.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                     NUMBER OF SECURITIES VALUE OF UNEXERCISED
                                                          UNDERLYING          IN-THE-MONEY
                                                      UNEXERCISED OPTIONS      OPTIONS AT
                               SHARES                 AT FISCAL YEAR-END   FISCAL YEAR-END($)
                             ACQUIRED ON    VALUE      EXERCISABLE(E)/      EXERCISABLE(E)/
NAME                         EXERCISE #  REALIZED($)   UNEXERCISABLE(U)     UNEXERCISABLE(U)
----                         ----------- ----------- --------------------  -------------------
Richard R. Erkeneff .........     0           0           510,000(E)          3,385,625(E)
                                                            -0-  (U)              -0-  (U)
James H. Perry ..............     0           0            77,000(E)            522,450(E)
                                                           32,000(U)            102,900(U)
Robert W. Worthing ..........     0           0            71,000(E)            508,200(E)
                                                           32,000(U)            102,900(U)
Susan Fein Zawel ............     0           0            55,000(E)            393,550(E)
                                                           15,000(U)             48,350(U)

EMPLOYMENT AGREEMENTS AND RELATED TRANSACTIONS

     Mr.  Erkeneff  retired  as  President  and Chief  Executive  Officer of the
Company and AAI, effective as of August 1, 2003, the date upon which his employment agreement expired. Mr. Erkeneff's employment agreement dated December 8, 1998 and amended as of June 1, 2001 and as of December 20, 2002 provided that he be paid a salary at the annual rate of $792,000 commencing January 1, 2003 (increased from an annual rate of $528,000 for 2002), and participate in all life insurance, medical, retirement, pension, disability and other employee benefit plans generally made available to other executive officers of the Company or AAI. The employment agreement provided that it could have been terminated prior July 31, 2003 by the Company for cause or by Mr. Erkeneff with good reason, and also provided the Company with the right to extend the term of the agreement for up to five months upon 60 days prior written notice. Pursuant to the employment agreement, Mr. Erkeneff received a cash bonus of $369,116 for 2002 pursuant to the Company's Performance Sharing Plan. Mr. Erkeneff will not be eligible to receive a bonus for 2003. On January 4, 1999, in accordance with his employment agreement, Mr. Erkeneff received an option to acquire 100,000 shares of the Company's Common Stock pursuant to the terms of the Company's 1994 Stock Option Plan (the "Stock Option Plan"), at $9 13/16 per share, the fair market value of the Common Stock as of the grant date, terminating on June 30, 2003. This option has fully vested and was fully exercised. The employment agreement provided that, in the event that the Company terminated the employment of Mr. Erkeneff without cause (as such term is defined in the employment agreement) or Mr. Erkeneff terminated his employment for good reason (as such term is defined in the employment agreement), Mr. Erkeneff would have been entitled to continue to receive his salary through July 31, 2003. Mr. Erkeneff has agreed to resign as a director of the Company upon the request of the Board at any time after the termination of his employment.

     Mr. Frederick M. Strader is employed as President and Chief Executive Officer of the Company and AAI pursuant to an employment agreement dated June 18, 2003 that provides he be paid a salary at the annual rate of $340,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company or AAI. The employment agreement is effective as of August 1, 2003 and terminates on August 1, 2004, subject to automatic renewal for up to two (2) additional one (1) year terms unless either party gives notice of non-renewal to the other in accordance with the employment agreement. The agreement may be terminated prior thereto by the Company for cause or by Mr. Strader with good reason. Pursuant to the employment agreement, Mr. Strader is eligible to receive annual cash bonuses pursuant to the Company's Performance Sharing Plan, plus incentive compensation of up to 100% of his base salary (with a target of 50%) or such greater amount as the Board may determine in its discretion). On August 1, 2003, in accordance with his employment agreement, Mr. Strader received, conditioned upon the approval by our shareholders pursuant to this proxy statement, an option to acquire 125,000 shares of the Company's Common Stock pursuant to the terms of the Stock Option Plan, at $16.76 per share, the fair market value of the Common Stock as of the date of the conditional grant. One-third of the stock options vested immediately on August 1, 2003 and one-third shall vest on each of the first and second anniversaries thereof (such that the stock options shall be fully vested on August 1, 2005). The Company's Board of Directors has proposed and recommended a resolution for shareholder approval of an increase in the number of shares authorized for issuance under the Stock Option Plan and the compensation provided for thereunder. Approval of such increase in the number of shares is necessary because there are currently not enough authorized shares of Common Stock to satisfy the grant of 125,000 options to Mr. Strader or to grant options to the other employees. If approval of the amendment to the Stock Option Plan and the compensation provided for thereunder is not obtained, then such grant of stock options (including those already past their vesting date) shall be null and void. In the event that the Company terminates the employment of Mr. Strader without Cause (as such term is defined in the employment agreement) or Mr. Strader terminates his employment for Good Reason (as such term is defined in the employment agreement), Mr. Strader will be entitled to (a) one hundred fifty percent (150%) of his annualized base salary, plus (b) an incentive compensation award equal to 50% of the amount specified in (a) above, payable over a period of eighteen months following the termination date of the employment agreement (or, at Mr. Strader's option following a change of control, a lump sum). Pursuant to his employment agreement, Mr. Strader will be entitled to receive on the closing date of a Change of Control of the Company (as defined in the employment agreement) an amount equal to 50% of his base salary.

     Mr. Perry is employed by the Company pursuant to an employment agreement, amended as of January 2, 2003, that provides he be paid a salary at the annual rate of $200,720, adjusted as of January 1, 2002 to $262,600, and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company (and at least equal to those provided to Mr. Perry in 2002). The employment agreement terminates on February 28, 2004, unless Mr.
Perry's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Perry is eligible to receive annual discretionary salary increases and cash bonuses as may be granted by the Company's Board of Directors. In the event that the Company terminates the employment of Mr. Perry without cause (as such term is defined in the employment agreement), or if Mr. Perry terminates his employment for Good Reason (as such term is defined in the employment agreement), Mr. Perry will be entitled to (a) 150% of his annualized base salary, plus (b) an incentive compensation award equal to 35% of the amount specified in (a) above, payable over a period of 18 months following cessation of employment. This provision survives the expiration of the employment agreement. Pursuant to an agreement dated as of April 10, 2002, Mr. Perry will be entitled to receive on the closing date of a Change of Control of the Company (as defined in the agreement) an amount equal to 50% of his base salary.

     Mr. Worthing is employed by the Company pursuant to an employment agreement, amended as of January 2, 2003, that provides he be paid a salary at the annual rate of $220,043, adjusted as of January 1, 2002 to $275,558, and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company (and at least equal to those provided to Mr. Worthing in 2002). The employment agreement terminates on February 28, 2004, unless Mr. Worthing's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Worthing is eligible to receive annual discretionary salary increases and cash bonuses as may be granted by the Company's Board of Directors. In the event that the Company terminates the employment of Mr. Worthing without cause (as such term is defined in the employment agreement), or if Mr. Worthing terminates his employment for Good Reason (as such term is defined in the employment agreement), Mr. Worthing will be entitled to (a) 150% of his annualized base salary, plus (b) an incentive compensation award equal to 42% of the amount specified in (a) above, payable over a period of 18 months following cessation of employment. This provision survives the expiration of the employment agreement. Pursuant to an agreement dated as of April 10, 2002, Mr. Worthing will be entitled to receive on the closing date of a Change of Control of the Company (as defined in the agreement) an amount equal to 50% of his base salary.

     Ms. Fein Zawel is employed by the Company pursuant to an employment agreement, amended as of January 2, 2003, that provides she be paid a salary at the annual rate of $170,512, adjusted as of January 1, 2001 to $200,000, and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company (and at least equal to those provided to Ms. Fein Zawel in 2002). The employment agreement terminates on February 28, 2004, unless Ms. Fein Zawel's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Ms. Fein Zawel is eligible to receive annual discretionary salary increases and cash bonuses as may be granted by the Company's Board of Directors. In the event that the Company terminates the employment of Ms. Fein Zawel without cause (as such term is defined in the employment agreement), or if Ms. Fein Zawel terminates her employment for Good Reason (as such term is defined in the employment agreement), Ms. Fein Zawel will be entitled to (a) 150% of her annualized base salary, plus (b) an incentive compensation award equal to 34% of the amount specified in (a) above, payable over a period of 18 months following cessation of employment. This provision survives the expiration of the employment agreement.

RETIREMENT BENEFITS

     All employees of the Company and its subsidiaries are eligible to participate in the UIC Retirement Plan, a cash balance plan (the "Retirement Plan") upon commencement of employment. In accordance with the Retirement Plan, a participant's accrued benefit includes the actuarial equivalent of the participant's accrued benefit under the applicable predecessor defined benefit plan as of December 31, 1994 plus annual allocations based upon a percentage of salary and interest earned on such participant's account thereafter. The Retirement Plan also has options for early retirement and alternative forms of payment, including lump sum benefits and benefits for surviving spouses. The estimated annual benefit to be provided by the UIC Retirement Plan and payable to Messrs. Erkeneff, Perry, Strader and Worthing and Ms. Fein Zawel, commencing at normal retirement age, are $15,061, $22,512, $3,449, $21,456 and $18,813,
respectively.

UNITED INDUSTRIAL CORPORATION HEALTH-CARE PLAN FOR RETIRED DIRECTORS

     The Company has implemented the United Industrial Corporation Health-Care Plan for Retired Directors (the "Plan"), which was adopted by the Company's Board of Directors on December 18, 1995. The Board may, in its sole discretion, amend, suspend or terminate the Plan, at any time, with or without prior notice. A director of the Company is eligible to participate in the Plan if he or she:
(i) ceases to be a member of the Board; (ii) has served as a member of the Board for 15 full years; (iii) has attained the age of 65; (iv) is eligible for Medicare Part A; and (v) has enrolled in both Medicare Part A and Medicare Part B and any other available supplemental medical or hospitalization coverage by reason of entitlement under any government entitlement, including, without limitation, that provided under Title XVIII of the Social Security Act. A director who participates in the Plan is entitled to coverage under the group medical plan available to the executive officers of the Company on the same terms and conditions as such coverage is available to such executive officers and their spouses and dependents. If a director who participates in the Plan resides outside the service area of the Company's group medical plan, such director and his or her spouse and dependents will receive medical benefit coverage under a medical plan or health insurance policy which provides benefits that are reasonably comparable to the benefits under the Company's group medical plan; however, if no such coverage is reasonably available (whether due to geography or the physical condition of the director or his or her spouse or dependents), then the Company will reimburse such director for any reasonable expense that would have been covered under the Company's group medical plan. Benefits provided under the Plan will be secondary to any benefits under any other hospitalization or major medical plan or arrangement provided to such director under government entitlements or provided to such director (either directly or indirectly through such director's spouse) by any other personal or employer-provided health-care plan or health insurance policy.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

     The Compensation and Stock Option Committee is responsible for establishing and reviewing the salaries, compensation plans and other remuneration of the officers of the Company. The programs adopted by the Committee link compensation to the Company's financial performance and to growth in shareholder value.

     COMPENSATION PHILOSOPHY: The Company's compensation program applicable to all of the executive officers is based on three primary elements:

          o    Base salary compensation

          o    Annual cash incentive compensation

          o    Long-term incentive compensation

     BASE SALARY COMPENSATION: The base salaries for the executive officers are determined based upon the responsibilities of the position, the experience level of the individual and the competitive conditions within the industry. The Company and the Committee consider the compensation paid to executive employees of other companies in the defense industry and related industries. These companies are broader than the peer group of publicly-traded defense companies used for comparison of five-year cumulative return in this Proxy Statement. When adjusting base salaries for individual executive officers in 2003, the Committee considered the financial performance of the Company in 2002, the performance of the individual executive officer, any changed duties and responsibilities and the base salaries paid to individuals in comparable positions in other companies.

     ANNUAL INCENTIVE COMPENSATION: In fiscal 1996, the Committee approved the Performance Sharing Plan ("PSP") which provides for the annual setting of yearly incentive awards to executive officers and other key employees. The PSP provides a financial pool based upon the extent to which the Company and/or subsidiary meets or exceeds performance against performance measures set for each respective unit. These measures generally include, but are not limited to, return on investment, profit, cash flow and quality improvement. Awards for individuals generally are based on a combination of business unit and individual performance. Participants are assigned a target award percentage (stated as a percentage of base salary) reflecting his or her level of responsibility.

     LONG-TERM INCENTIVE COMPENSATION: Both the Company's management and the Compensation and Stock Option Committee believe that significant stock ownership in the Company links the economic interests of shareholders and management and therefore is a major incentive for management. The Company's long-term incentive plan is designed to provide the recipient with a proprietary interest in the growth and performance of the Company and the value of its shares.

     The Compensation and Stock Option Committee recommends grants of stock options to executive officers and other key employees under the Stock Option Plan. All options are granted, from time to time, at fair market value and generally become exercisable in three equal portions at one, two and three years following the date of grant, with the exception of options granted to Mr. Erkeneff pursuant to his employment agreement.

     The Compensation and Stock Option Committee determines the size of any option grant under the Stock Option Plan based upon the Committee's perceived value of the grant to motivate and retain the individual executive, the level of long-term incentive practices within comparable companies and the individual executive's responsibilities and overall performance. Although the Committee supports and encourages stock ownership in the Company by its executive officers, it has not promulgated any standards regarding levels of ownership by executive officers.

     CEO COMPENSATION: Mr. Erkeneff was elected President and Chief Executive of the Company in January 1996, and has retired effective August 1, 2003. Mr. Erkeneff was eligible for an annual cash incentive award of up to 50% of his annual base salary. For 2002, the Compensation and Stock Option Committee reviewed the performance of the Company and Mr. Erkeneff relative to financial and strategic goals established for the year, and determined that he had earned an incentive bonus of $369,116 for 2002 at its meeting in March 2003. Pursuant to his employment agreement, his salary was set at $528,000 and amended as of December 20, 2002 to $792,000 effective January 1, 2003 in lieu of his salary plus a variable incentive. The Compensation and Stock Option Committee believes that this rate of annual salary reflects the prevailing competitive marketplace for similar companies, as confirmed in an opinion provided by an independent outside compensation consultant.

     The Committee believes strongly that stock option awards emphasize the importance of increasing shareholder value. Mr. Erkeneff's employment agreement provides for an option grant of 100,000 shares, of which 50,000 shares may be purchased when the fair market value of Common Stock is, for a period of not less than sixty (60) consecutive days, not less than $16.00; and the remaining 50,000 shares may be purchased when the fair market value of Common Stock is, for a period of not less than sixty (60) consecutive days, not less than $18.00. This option has fully vested and has been fully exercised.

     Mr. Strader replaced Mr. Erkeneff as President and Chief Executive Officer, effective as of August 1, 2003. Pursuant to his employment agreement, his salary was set at $340,000. Mr. Strader is also eligible to receive incentive compensation of up to 100% of his base salary (or such greater amount as the Board may determine) pursuant to the Company's Performance Sharing Plan. The Compensation and Stock Option Committee believes that this rate of annual salary and incentive compensation reflects the prevailing competitive marketplace for similarly experienced executives at similar companies, as confirmed in an opinion provided by an independent outside compensation consultant.

     Mr. Strader's employment agreement provides for, conditioned upon the approval by our shareholders pursuant to this Proxy Statement, an option grant of 125,000 shares of the Company's Common Stock pursuant to the terms of the Stock Option Plan, at $16.76 per share, an exercise price equal to the fair market value of the Common Stock as of the date of the conditional grant. One-third of the stock options vested immediately on August 1, 2003 and one-third shall vest on each of the first and second anniversaries thereof (such that the stock options shall be fully vested on August 1, 2005). The Company's Board of Directors has proposed and recommended a resolution for shareholder approval of an increase in the number of shares authorized for issuance under the Stock Option Plan. Approval of such increase in the number of shares is necessary because there is currently not enough authorized shares of Common Stock to satisfy the grant of 125,000 options to Mr. Strader or to grant options to other employees. If approval of the amendment to the Stock Option Plan and the compensation provided for thereunder is not obtained, then such grant of stock options (including those already past their vesting date) shall be null and void.

                                      * * *

     With certain exceptions, Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits the Company's deduction for compensation paid (in any form, including compensation treated as paid through the Stock Option Plan) to certain executive officers in excess of $1 million per executive per taxable year. One exception to this limit on deductibility applies to certain performance based compensation, provided that such compensation has been approved by shareholders in a separate vote (such as pursuant to this proxy statement) and certain other requirements are met. If the Stock Option Plan is approved and amended by the shareholders pursuant to this proxy statement, the Company believes that options granted under the amended Stock Option Plan (including the stock options conditionally granted to Mr. Strader), at a time when the Option Committee consists solely of two or more outside directors (within the meaning of Section 162(m) of the Code), should qualify for this exception.

                                     COMPENSATION AND STOCK OPTION COMMITTEE
                                     PAUL J. HOEPER, CHAIRMAN
                                     HAROLD S. GELB
                                     WARREN G. LICHTENSTEIN
                                     JOSEPH S. SCHNEIDER

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with the Company's management and the Company's independent auditors, Ernst & Young LLP. The Company's management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Further, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the auditors' independence from the Company and its management.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                                AUDIT COMMITTEE

                                                JOSEPH S. SCHNEIDER, CHAIRMAN
                                                HAROLD S. GELB
                                                PAUL J. HOEPER
                                                GLEN M. KASSAN


                                PERFORMANCE GRAPH

     The graph below compares the total returns which an investor would have earned assuming the investment of $100 on December 31, 1997 in the Common Stock, the Russell 2000 Value Index ("Russell 2000") and a constructed peer group index. The constructed peer group consists of Cubic Corporation, EDO Corporation, Sparton Corporation, DRS Technologies, Inc. and Engineered Support Systems, Inc. The constructed peer group index has been weighted in accordance with the stock market capitalization of each of the component corporations.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
         UNITED INDUSTRIAL CORPORATION, RUSSELL 2000 VALUE, PEER GROUP
                    (Performance results through 12/31/2002)

         [Table below represents a line chart in the original report.]

                               UIC      R2000 Value    Peer Group
                              -----     -----------    ----------
                    1997     $100.00     $100.00        $100.00
                    1998       93.45       93.55          70.80
                    1999       91.15       92.16          68.81
                    2000      115.23      113.19          90.31
                    2001      178.06      129.07         215.46
                    2002      172.62      114.32         223.92

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in United Industrial Corporation common stock, Russell 2000 Value, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

                                    [Source: Russell/Mellon Analytical Services]

                               OTHER COMPENSATION

     Directors receive $20,000 per year and $1,000 for each meeting attended, and a fee of $500 for each committee meeting attended. In lieu of such fees, Mr. Gelb, Chairman of the Board, received $12,500 per month and a $10,000 per year automobile allowance. In addition, Messrs. Hoeper and Schneider also serve as directors of AAI, for which they receive compensation of $2,000 per meeting.

     Effective January 1, 2003, directors (other than Mr. Gelb, whose compensation as indicated above will remain the same) will receive $23,000 per year and $1,150 for each meeting attended and a fee of $575 for each committee meeting attended. Mr. Schneider and Mr. Hoeper will receive a $5,000 fee as Chairman of the Audit and Compensation/Stock Option Committees, respectively.

     All current directors are eligible to participate in the medical plan available to the executive officers of the Company. The Company also has a medical plan for retired directors as described above. Nonemployee directors also participate in the Company's 1996 Stock Option Plan for Nonemployee Directors (the "1996 Plan"). Pursuant to the 1996 Plan, each Eligible Director (as defined in the 1996 Plan) is granted an option to purchase 15,000 shares of Common Stock upon their initial appointment to the Board of Directors, exercisable at the market price of the Company's Common Stock on the date of grant. The options granted under the 1996 Plan expire ten years after the date of grant and become exercisable (i) as to one-third of the total number of shares subject to the grant on the date of grant (the "First Vesting Date"),
(ii) as to an additional one-third of the total number of shares subject to the grant on the date of the next annual shareholders' meeting after the First Vesting Date (the "Second Vesting Date"), and (iii) as to the remaining one-third of the total number of shares subject to the grant on the date of the next annual shareholders' meeting after the Second Vesting Date (the "Final Vesting Date"). On the date of the annual shareholders' meeting which takes place during the calendar year in which the first anniversary of the Final Vesting Date occurs, each Eligible Director shall automatically be granted an option to purchase 15,000 shares of Common Stock, provided such grantee is an Eligible Director in office immediately following such annual meeting.


                             ADDITIONAL INFORMATION

     The Board of Directors of the Company had a total of 17 meetings during 2002.

     Among its standing committees, the Company has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation and Stock Option Committee. The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board, and as part of its duties it appoints and discharges the independent auditors for the Company, approves any audit and non-audit services by the independent auditors, analyzes the reports of such auditors, and makes recommendations to the Board with respect thereto as such committee may deem advisable. The Audit Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence. There were four Audit Committee meetings held in 2002. The members since October 2002 were Paul J. Hoeper, Glen M. Kassan, Harold S. Gelb and Joseph S. Schneider, each of whom is "independent" under the listing standards of the New York Stock Exchange. The Board has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Annex A.

     The  Nominating  and Corporate  Governance  Committee  acts  primarily as a selection committee to recommend candidates for election to the Board of Directors. The committee met once in 2002. The members since October 2002 consist of Harold S. Gelb, Paul J. Hoeper, Joseph S. Schneider and Warren G. Lichtenstein.

     The Nominating and Corporate Governance Committee will consider nominees for directors recommended by shareholders. Any shareholder may make such a recommendation by writing to: Secretary, United Industrial Corporation, 124 Industry Lane, Hunt Valley, Maryland 21030.

     The Compensation and Stock Option Committee makes recommendations to the Board of Directors regarding the compensation structure of the Company as applied to executive personnel. There were four Compensation and Stock Option Committee meetings held in 2002. The members were Harold S. Gelb, Warren G. Lichtenstein, Joseph S. Schneider and Paul J. Hoeper.

     There are no family relationships between any nominee, director or executive officer of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who own more than ten percent of the Company's Common Stock to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5's were required, the Company believes that during 2002 all Section 16(a) filing requirements were complied with, except that Harold S. Gelb, Susan Fein Zawel, James H. Perry and Robert W. Worthing filed late reports for separate single transactions occurring during 2002, and a report for one transaction occurring during 2001 was filed late by Joseph S. Schneider.

                       II. PROPOSAL TO AMEND THE COMPANY'S
                 1994 STOCK OPTION PLAN, AS AMENDED, AND APPROVE
                    THE COMPENSATION PROVIDED FOR THEREUNDER

PROPOSED AMENDMENT

     On July 30, 2003, the Company's Board of Directors adopted, subject to shareholder approval, an amendment to the Company's 1994 Stock Option Plan, as amended (the "Stock Option Plan"), to increase the number of shares of the Company's Common Stock available for issuance pursuant to awards thereunder from 2,400,000 to 2,700,000.

     The purpose of the Stock Option Plan is to provide certain key employees of the Company and its subsidiaries an opportunity to acquire an ownership interest in the Company and thereby create in such employees an increased interest in and greater concern for the welfare of the Company, to retain their continued employment, and to secure and retain the services of persons capable of filling key positions with the Company and its subsidiaries.

     Pursuant to the Stock Option Plan, from time to time, the Company may grant Options with respect to an aggregate of up to 2,400,000 shares (2,700,000 if amended) of Common Stock, with no individual optionee to receive in excess of 750,000 shares of Common Stock upon exercise of options granted under the Stock Option Plan. Options granted pursuant to the Stock Option Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). Shares of Common Stock subject to options may be either authorized and unissued shares, or previously issued shares acquired or to be acquired by the Company and held in its treasury.

     The Board of Directors believes that stock options have been, and will continue to be, an important compensation element in attracting and retaining key employees. The Board of Directors believes that the increase in authorized shares is necessary because of the need to continue to make awards under the Stock Option Plan to attract and retain key employees.

     If the proposed amendments to the Stock Option Plan are approved by the Company's shareholders, it will be effective on the date of the meeting. If the proposed amendments to the Stock Option Plan are not approved, the amendment adopted by the Board will not take effect.

     In addition, on August 1, 2003, in accordance with his employment agreement, Mr. Strader received an option to acquire 125,000 shares of the Company's Common Stock pursuant to the terms of the Stock Option Plan. Approval of the proposed amendments is necessary because there are currently not enough authorized shares of Common Stock to satisfy the grant of 125,000 options to Mr. Strader or to grant options to other employees. If approval of the amendment to the Stock Option Plan is not obtained, then such grant of stock options (in its entirety) shall be null and void.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the adoption of the proposed amendments to the Stock Option Plan and approval of the compensation provided for thereunder. A favorable vote of a majority of the votes cast is required for approval, provided that the total votes cast is at least equal to a majority of the outstanding shares.

SUMMARY OF THE STOCK OPTION PLAN

     ADMINISTRATION. The Stock Option Plan is administered by an option committee of the Board of Directors of the Company, which is comprised of "Non-Employee Directors" within the meaning of Rule 16b-3 under Section 16(b) of the Exchange Act (the "Option Committee"). The members of the Option Committee are Paul J. Hoeper, Harold S. Gelb, Warren G. Lichtenstein and Joseph S. Schneider. Any or all powers and functions of the Option Committee may be exercised at any time and from time to time by the Board of Directors or an executive committee of the Board of Directors (the "Executive Committee"), provided all of the members of the Board or the Executive Committee are "Non-Employee Directors" within the meaning of Rule 16b-3. (References in this discussion to the "Committee" include the Option Committee, the Board of Directors and the Executive Committee to the extent any of the foregoing administers the Stock Option Plan.) The authority of the Committee includes, among other things, determining the persons to whom options are granted, the timing of any grants, the number of shares subject to each option, the period of exercisability, the designation of options as ISOs or NQSOs and the other terms and provisions thereof.

     Officers subject to Section 16(a) of the Exchange Act may not, and the Committee also has the authority to require, as a condition to any grant, that any other grantee also may not, sell or otherwise dispose of shares acquired pursuant to the exercise of an option within six months of the date an option is granted.

     ELIGIBILITY. Options may be granted only to salaried key employees of the Company or any subsidiary or parent corporation of the Company now existing or subsequently formed or acquired.

     GRANT, TERMS AND CONDITIONS OF OPTIONS. The Company will not receive any monetary consideration for granting options.

     The exercise price for each share subject to an option will be an amount that the Committee determines, in its good faith judgment, to be not less than 100% of the fair market value of the Common Stock on the date the Option is granted. In the case of ISOs, however, the exercise price per share of ISOs granted to any holder of capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation) will be in an amount that the Committee determines, in its good faith judgment, to be not less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

     Under the Stock Option Plan, fair market value per share means:

          (1) if the shares are listed on a national securities exchange or reported on the NASDAQ Stock Market-National Market System ("NASDAQ-NMS"), the last reported sale price per share on such exchange or such system on the date the option is granted or, if the shares are not traded or reported on such date, then on the closest preceding date on which such shares were traded or reported; or

          (2) if the shares are not listed on a national securities exchange or reported on NASDAQ-NMS but are quoted in the over-the-counter market, the average of the closing bid and ask quotations in such market for such shares on the date the option is granted or, if there are no such quotations on such date, then on the closest preceding date on which such quotations are available; provided, however, that if, in the judgment of the Committee, there is not a regular, active public market for the shares, fair market value per share shall be determined by the Committee in its good faith judgment. The determination by the Committee of fair market value will be conclusive and binding.

     Payment for shares purchased upon the exercise of options may be in cash or, if the terms of an option so provide, with other shares of Common Stock or an executed promissory note on such terms and conditions as the Committee shall determine.

     Options granted under the Stock Option Plan are exercisable at such times, in such amounts and during such period or periods as the Committee may determine at the date the option is granted. ISOs, however, are not exercisable after ten years from the date of grant and, in the case of a person who at the date of grant owns capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation), are not exercisable after five years from the date of grant. Except as otherwise provided under the Internal Revenue Code of 1986, as amended (the "Code"), if the aggregate fair market value of shares subject to ISOs (under any plan of the Company or any subsidiary or parent corporation of the Company) exercisable for the first time in any calendar year exceeds $100,000, such options will be treated as NQSOs.

     In addition, the Committee has the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any option granted under the Stock Option Plan.

     In the event of retirement, termination by the Company of employment with or without cause, termination of employment by an optionee with or without good reason or upon death or disability, special rules will apply regarding the exercisability of options.

     Options may not be transferred except by will or the laws of descent or distribution. Options are only exercisable during the lifetime of a holder by such holder.

     In the event of a "change in control" of the Company, all then outstanding options shall immediately become exercisable. The Committee, in its sole discretion, may determine that, upon the occurrence of a "change in control," each option outstanding under the Stock Option Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such option, an amount in cash or other property, or any combination thereof, equal to the excess of the aggregate fair market value at the time of such transaction of the shares subject to such option over the aggregate exercise price therefor. The foregoing provision does not apply to options granted to officers subject to Section 16(a) of the Exchange Act within six months prior to a change-in-control, unless an exemption from liability under Section 16(b) of the Exchange Act is otherwise available.

     EFFECT OF CHANGE IN COMMON STOCK. In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment will be made to each outstanding option so that such option thereafter is exercisable for such securities, cash and/or property as would have been received had such option been exercised in full immediately prior to such transaction and been exchanged in such transaction. An adjustment will be made successively each time any such change occurs.

     AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time amend or terminate the Stock Option Plan, provided that no such action affects or impairs the rights of an optionee under any previously granted option. Notwithstanding the foregoing, without the approval of the Company's shareholders, no amendment or change may be made (a) increasing the total number of shares of Common Stock reserved for options under the Stock Option Plan (other than an increase resulting from an adjustment) , (b) reducing the exercise price of any ISO, (c) modifying the provisions of the Stock Option Plan relating to eligibility or (d) materially increasing the benefits accruing to participants under the Stock Option Plan.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the adoption of the proposed amendment to the Stock Option Plan. A favorable vote of a majority of the votes cast is required for approval, provided that the total votes cast is at least equal to a majority of the outstanding shares.

EQUITY COMPENSATION PLAN INFORMATION
(AS OF DECEMBER 31, 2002)

                                                                              NUMBER OF SECURITIES
                                                                             REMAINING AVAILABLE FOR
                              NUMBER OF SECURITIES                            FUTURE ISSUANCE UNDER
                                TO BE ISSUED UPON       WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                   EXERCISE OF          EXERCISE PRICE OF       PLANS (EXCLUDING
                              OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
   PLAN CATEGORY               WARRANTS AND RIGHTS     WARRANTS AND RIGHTS         COLUMN (A))
   -------------              --------------------    --------------------   -----------------------

                                       (a)                     (b)                     (c)
Equity compensation plans
approved by security holders        1,523,000                $11.22                  105,000

     The Company has no equity compensation plans not approved by security holders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The statements in the following paragraphs are based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

     INCENTIVE STOCK OPTIONS

     ISOs granted under the Stock Option Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

     Under the Code, the grantee of an ISO generally is not subject to federal income tax upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal alternative minimum tax, which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company or any subsidiary or parent corporation of the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three-month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after the requisite periods referred to in clause (ii) above, the ISO will be treated as an NQSO and will be subject to the rules set forth below under the caption "Non-Qualified Options." Further, if after exercising an ISO, an employee disposes of the shares of Common Stock so acquired after the longer of two years from the date of grant or one year from the date of transfer of shares of Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will normally recognize a capital gain or loss equal to the difference, if any, between the amount received for the shares of Common
Stock over the exercise price. Assuming the applicable holding period requirement is satisfied, the capital gain or loss will be long-term capital gain or loss. If, however, an employee does not hold the shares of Common Stock so acquired for the applicable holding period, thereby making a "disqualifying disposition," the employee would recognize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price, and the balance, if any, will be long-term or short-term capital gain depending on the employee's holding period (which begins on the date of exercise of the underlying options). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

     An employee who exercises an ISO by delivering shares previously acquired pursuant to the exercise of an ISO is treated as making a "disqualifying disposition" of such shares if the employee delivers such shares before the expiration of the applicable holding period with respect to such shares. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the employee would not recognize gain or loss with respect to such previously acquired shares.

     A deduction will not be allowed to the Company for federal income tax purposes with respect to the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares of Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the Company in an amount equal to the amount included in ordinary income by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company, is reasonable and the limitations of Sections 280G and 162(m) of the Code (described below) do not apply.

     NON-QUALIFIED OPTIONS

     An NQSO is an option that does not qualify as an "incentive stock option" under Section 422(b) of the Code. An individual who receives an NQSO will not recognize any taxable income upon the grant of such NQSO. Generally, upon exercise of an NQSO, an individual will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price.

     Any optionee who is an officer of the Company or a beneficial owner of more than ten percent (l0%) of any class of registered equity securities of the Company should consult with his or her tax advisor as to whether, as a result of
Section 16(b) of the Exchange Act and the rules and regulations thereunder that are related thereto, the timing of income recognition is deferred for any period following the exercise of an NQSO (i.e., the "Deferral Period"). If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the shares of Common Stock pursuant to the exercise of the option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares of Common Stock over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period, at which time the optionee would recognize ordinary taxable income equal to the excess, at such time, of the fair market value of such shares of Common Stock over their exercise price.

     The ordinary income recognized with respect to the transfer of shares of Common Stock upon exercise of an NQSO under the Stock Option Plan will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an NQSO, an individual may satisfy the liability in whole or in part by directing its employer corporation to withhold shares of Common Stock from those that would otherwise be issuable to the individual or by tendering other shares of Common Stock owned by the individual. The withheld shares of Common Stock and other tendered shares will be valued at their fair market value as of the date that the tax obligation arises. Individuals who, by virtue of their positions with the Company or otherwise, are subject to Section 16(b) of the Exchange Act may elect this method of satisfying the withholding obligation only during certain restricted periods.

     An individual's tax basis in the shares of Common Stock received on exercise of an NQSO will be equal to the exercise price, plus the amount of ordinary income recognized by such individual as a result of the receipt of such shares of Common Stock. The holding period for such shares would begin just after the transfer of shares of Common Stock or, in the case of any officer or beneficial owner of more than 10% of any class of registered equity securities of the Company who, as discussed above, has a Deferral Period, and who does not elect to be taxed as of the exercise date, just after the expiration of the Deferral Period, if any. A deduction for federal income tax purposes generally will be allowed to the Company in an amount equal to the amount included in ordinary income by the individual, provided that such amount constitutes an ordinary and necessary business expense, is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

     If an individual exercises an NQSO by delivering shares to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. So long as the individual receives a separate identifiable stock certificate therefor, the tax basis and the holding period for that number of shares of Common Stock received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of an NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash.

     CHANGE IN CONTROL

     As described above, upon a "change in control" of the Company, all the then outstanding options shall immediately become exercisable. In general, if the total amount of payments to optionees that are contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including payments under the Stock Option Plan that vest upon a "change in control," equals or exceeds three times the recipient's "base amount" (generally, such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the recipient would be subject to a 20% excise tax on such portion of the payments.

CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     With certain exceptions, Section 162(m) of the Code limits the Company's deduction for compensation paid (in any form, including compensation treated as paid through the Stock Option Plan) to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NQSO or the disqualifying disposition of stock purchased pursuant to an ISO). One exception to this limit on deductibility applies to certain performance based compensation, provided that such compensation has been approved by shareholders in a separate vote (such as pursuant to this proxy statement) and certain other requirements are met. If the Stock Option Plan is approved as amended by the shareholders pursuant to this proxy statement, the Company believes that options granted under the amended Stock Option Plan, at a time when the Option Committee consists solely of two or more outside directors (within the meaning of Section 162(m) of the Code), should qualify for this exception.

                          III. APPOINTMENT OF AUDITORS

     It is proposed that the shareholders ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2003. Ernst & Young LLP have been the independent auditors of the Company since 1962. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

AUDIT FEES

     Ernst & Young LLP billed the Company $662,100 for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP rendered no professional services to the Company during the year ended December 31, 2002 with respect to financial information systems design and implementation.

ALL OTHER FEES

     Ernst & Young LLP billed the Company $534,660 for all services rendered to the Company during the year ended December 31, 2002 other than those set forth above, which included $65,600 for audit related services and $469,060 for other services.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2003. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.


                                IV. MISCELLANEOUS

     The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Shareholders. Should any business other than that set forth in said Notice properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matters.

     A list of the Company's shareholders as of the record date for the meeting will be available for examination by any shareholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting at the principal office of the Company. The list will also be produced and kept at the time and place of the meeting during the whole time thereof. and may be inspected by any shareholder who is present.

     All shares represented by the accompanying Proxy given prior to the meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendation of the Board of Directors. The shares of shareholders who have properly withheld authority to vote for the nominees proposed by the Board of Directors (including broker non-votes) will not be counted toward achieving a plurality. As to any matters which may come before the meeting other than those specified above, the Proxy holders will be entitled to exercise discretionary authority. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum at the Annual Meeting.

     For purposes of this meeting, (i) a plurality vote is required for the election of directors, (ii) the affirmative vote of a majority of the votes cast is required for the adoption of the amendment to the Stock Option Plan and approval of the compensation provided for thereunder, provided that the total votes cast is at least equal to a majority of the outstanding shares, and (iii) the affirmative vote of the majority of shares present in person or represented by proxy at the meeting is required for the ratification of the appointment of the independent auditors. With respect to abstentions, the shares are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted in respect of the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                            PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must, to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, be received by the Company within a reasonable time before the Company begins to print and mail its proxy materials. The Company will inform shareholders of such date either in a report filed with the Securities and Exchange Commission on Form 8-K, 10-Q or 10-K and/or a press release. Such proposals should be addressed to Secretary, United Industrial Corporation, 124 Industry Lane, Hunt Valley, Maryland 21030.

     The Company's by-laws provide that any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by mail to the Secretary of the Company (i) with respect to an election to be held at an annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of shareholders (or, if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after such anniversary date, not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made); and
(ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be selected at such meeting. Similar notice provisions apply with respect to any other proposal which a shareholder intends to bring before a meeting of shareholders. A copy of the pertinent by-law provision, which sets forth additional requirements with respect to such notice, is available on request to the Secretary of the Company at the address set forth above.

     If any stockholder wishes to present a proposal to the Company's 2004 Annual Meeting that is not included in the Company's proxy statement for that meeting and fails to submit such proposal within a reasonable time before the Company mails its proxy materials, then the persons named as proxies in the Company's proxy card accompanying the proxy statement for the 2004 Annual Meeting will be allowed to use their discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in the Company's proxy statement for the 2004 Annual Meeting.


                            EXPENSES OF SOLICITATION

     In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries) by telephone, telegram, facsimile transmission and the internet or personal interview. The Company will reimburse banks and brokers who hold shares of the Company's stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.

     The Company has retained Innisfree M&A Incorporated ("Innisfree") to assist in the solicitation of proxies. Pursuant to the Company's agreement with Innisfree, they will provide various proxy advisory and solicitation services for the Company at a cost of $8,500 plus reasonable out-of-pocket expenses.

     UNITED INDUSTRIAL CORPORATION WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST THEREFOR, INCLUDING A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL HOLDER OF COMMON STOCK OF UNITED INDUSTRIAL CORPORATION ON AUGUST 29, 2003, TO SECRETARY, UNITED INDUSTRIAL CORPORATION, 124 INDUSTRY LANE, HUNT VALLEY, MARYLAND 21030. THE COMPANY HAS PREVIOUSLY MAILED TO SHAREHOLDERS ITS 2002 ANNUAL REPORT. IF YOU DID NOT RECEIVE A COPY OR WOULD LIKE ANOTHER COPY, PLEASE CONTACT THE SECRETARY OF THE COMPANY.

September 5, 2003                            By Order of the Board of Directors


                                               Susan Fein Zawel
                                               SECRETARY

                                                                         ANNEX A


                          UNITED INDUSTRIAL CORPORATION

                             AUDIT COMMITTEE CHARTER

     This Audit Committee Charter was adopted by the Board of Directors (the "Board") of United Industrial Corporation (the "Company") on August 18, 2003.

I. PURPOSE

     The Audit Committee (the "Committee") shall assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management regarding:
(i) the conduct of the Company's financial reporting process, including overview of the integrity of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; (ii) the functioning of the Company's systems of internal accounting and financial controls; (iii) the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, their conduct of the annual audit, and their engagement for any other services; (iv) the preparation of the audit committee report required by SEC rules to be included in the Company's annual proxy statement; (v) the Company's legal and regulatory compliance; and (vi) the Company's code of ethics as proposed by management and approved by the Board.

     In discharging its responsibilities, the Committee is empowered to investigate any matter brought to its attention with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel, auditors or other experts and will receive adequate funding from the Company to engage such advisors. The Committee shall have the sole authority to retain, compensate, terminate and oversee the independent auditors, who shall be accountable ultimately to the Committee.

II. COMMITTEE MEMBERSHIP

     The Committee shall consist of three or more members of the Board, each of whom has been determined by the Board to be "independent" in accordance with applicable rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. All members of the Committee shall meet the financial literacy requirements of the New York Stock Exchange and at least one member shall be an "audit committee financial expert" as such term is defined under applicable SEC rules. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determinations shall be disclosed in the annual proxy statement, if required. Any member of the Committee may be removed, with or without cause, by the Board of Directors at any time.

III. COMMITTEE MEETINGS

     The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet at least quarterly with the internal auditor and the independent auditors in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present.

IV. KEY RESPONSIBILITIES

     The Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that Company management including the internal audit staff and the independent auditors have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

     The  following   responsibilities  are  set  forth  as  a  guide  with  the understanding that the Committee may diverge as appropriate given the circumstances. The Committee is authorized to carry out these and such other responsibilities assigned by the Board from time to time, and take any actions reasonably related to the mandate of this Charter.

     To fulfill its purpose, the Committee shall:

     1. appoint (and if appropriate dismiss), evaluate, compensate and oversee the work of the independent auditors, who shall report directly to the Committee; and resolve any disagreements between management and the independent auditors regarding financial reporting;

     2. review and pre-approve any auditing and non-auditing services provided by the Company's independent auditors (and disclose non-auditing services provided, as appropriate in the Company's periodic public filings);

     3. review and discuss with management and the independent auditors: (i) the adequacy of the Company's internal and disclosure controls and procedures, including computerized information system disclosure controls and procedures and security; (ii) any significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and (iv) related findings and recommendations of the independent auditors together with management's responses;

     4. review and discuss with management, including the Chief Financial Officer, the independent auditors and the internal auditor: (i) any significant findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information; (iii) any changes required in the scope of the audit plan; (iv) the audit budget and staffing; and (v) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

     5. review and discuss with management, including the Chief Financial Officer, and the independent auditors any significant financial risks or exposures and assess the steps management has taken to minimize such risks; and discuss with management, including the Chief Financial Officer and the independent auditors, and oversee the Company's
          underlying   policies  with  respect  to  risk   assessment  and  risk
          management;

     6. establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

     7. review and concur in the appointment, reassignment, replacement, compensation or dismissal of the Chief Financial Officer and head of internal audit;

     8. inquire as to independent auditors' view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business;

     9. review periodically with the General Counsel: (i)legal and regulatory matters that may have a material impact on the Company's financial statement; and (ii) the scope and effectiveness of compliance policies and programs;

     10. review periodically with management the provisions of any code of business conduct and ethics (including the Company's policies and procedures concerning trading in Company securities and use in trading of proprietary or confidential information) applicable to directors and senior officers (including financial officers), including any waivers sought under such code; any waiver granted by the Committee shall be reported by the Committee to the Board and approval of the Board shall be required to grant any such waiver to any officer who is a member of the Board;

     11. review and discuss with management and the independent auditors accounting policies that may be viewed as critical; review and discuss significant changes in Company accounting policies and any accounting and financial reporting proposals that may have a significant impact on the Company's financial reports; and inquire as to the independent auditors' views about whether Company accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether or not those principles reflect common or minority practices;

     12. review and discuss with management and the independent auditors any material financial or non-financial arrangements that do not appear on the financial statements of the Company;

     13. review, discuss with management and the independent auditors, and approve any transactions or courses of dealing with related parties (E.G., including significant shareholders of the Company, directors, corporate officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties;

     14. review and discuss with the independent auditors: (i) any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the independent auditors' national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company.

     15. review the Company's financial statements, including: (i) prior to public release, reviewing and discussing with management and the independent auditors the Company's annual and quarterly financial statements to be filed with the SEC, including (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," (b) any certifications regarding the financial statements or the Company's internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company's senior executive and financial officers and (c) the matters required to be discussed with the independent auditors by Statement of Auditing Standards Nos. 61, 90 and 100; (ii) with respect to the independent auditors' annual audit report and certification, before release of the annual audited financial statements, meeting separately with the independent auditors without any management member present and discussing the adequacy of the Company's system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company's audited financial statements and the quality of the Company's financial reports; (iii) meeting separately, periodically, with management, with the internal auditor or other personnel responsible for the internal audit function and with the independent auditors; (iv) making a recommendation to the Board of Directors regarding the inclusion of the audited annual financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC; and (v) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the SEC, reviewing such financial statements and any report, certification or opinion thereon provided by the independent auditors;

     16. at least annually, review a report by the independent auditors describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal qualify-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and
          (iii) all relationships between the independent auditors and the Company (to be set out in the formal written statement described below);

     17. on an annual basis: (i) review a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence; (ii) consider whether, in the interest of assuring continuing independence of the independent auditors, the Company should regularly rotate its independent auditors; and (iii) set clear hiring policies for employees or former employees of the independent auditors;

     18. prepare a report to be included in the Company's annual proxy statement stating whether or not the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61 and 90; (iii) has received the written disclosure and letter from the independent auditors (delineating all relationships they have with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission;

     19.  discuss with management and the independent  auditors, as appropriate,
          earnings  press  releases  and  financial   information  and  earnings
          guidance provided to analysts and to rating agencies;

     20. conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

     21.  review and reassess the adequacy of this Charter annually; and

     22. report regularly to the Board on Committee findings and recommendations (including on any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function) and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

     23. review internal financial statements to ensure their usefulness in managing the Company as well as oversight of the Company by the directors.

PROXY

                         UNITED INDUSTRIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 8, 2003

The undersigned  hereby appoints Harold S. Gelb, Joseph S. Schneider and Richard
R. Erkeneff or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in United Industrial Corporation.

This proxy, when properly executed, will be voted in the manner directed herein. With respect to the election of directors (Proposal 1), where no vote is specified, or where the box for all nominees is marked, the cumulative votes represented by a proxy will be cast at the discretion of the proxies named herein in order to elect as many nominees as believed possible under the then prevailing circumstances. If you withhold your vote for an individual nominee, all of your cumulative votes will be voted for the other nominee. With respect to Proposals 2 and 3, where no vote is specified, this proxy will be voted for each such proposal. The individuals named above are authorized to vote in their discretion on any other matters that properly come before the meeting, if no instruction to the contrary is indicated.


                      (To be signed on the Reverse Side.)


                                                                     SEE REVERSE
                                                                         SIDE

     Please mark your                                                       0000
[X]  votes as in this
     example.


                    FOR    WITHHELD

1. Election of      [ ]      [ ]           NOMINEES: Thomas A. Corcoran and
   Directions                              General Paul X. Kelley


FOR, except vote WITHHELD from the following nominee(s):

--------------------------------------------------------

                                                FOR     AGAINST     ABSTAIN
2.  To consider and act upon a proposal
    to amend the Company's 1994 Stock           [ ]       [ ]         [ ]
    Option Plan, as amended, and approve
    the compensation provided for
    thereunder.

3.  To consider and act upon a proposal
    to ratify the appointment of Ernst &        [ ]       [ ]         [ ]
    Young LLP as independent auditors of
    the Company for 2003.

4.  In their discretion, to act upon
    such other matters as may properly          [ ]       [ ]         [ ]
    come before the meeting or any
    adjournment thereof.


NOTE: Please   sign   exactly   as  your   name   appears   hereon.   Executors,
      administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer.


DATE ___________________________________________________, 2003

SIGNATURE(S) (if held jointly)________________________________

______________________________________________________________